UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

June 30, 2011 (June 30, 2011)

High Plains Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-125068	26-3633813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3601 Southern Dr., Gillette, Wyoming

82718

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (307) 686-5030

n/a

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Definitive Material Agreement

Amendment to The Huber Asset Acquisition Transaction

On June 30, 2011 High Plains Gas, Inc. (the “Company”) entered into Amendment no. 9 (the “Amendment”) to the Purchase and Sale Agreement (the “Purchase Agreement”) between the Company and J.M. Huber Corporation (“Huber”).  According to the amendment, High Plains Gas, Inc. is granted until July 29, 2011 to finalize financing and complete the closing of the purchase of Huber's Powder River Basin coalbed methane assets.  Nothing else material was included in the Amendment and the original Agreement as amended otherwise continues in force.  Huber continues to hold non-refundable deposits in the amount of $2,000,000 payable towards the closing price, and 2,000,000 shares of HPGS common stock which may be applied towards the closing price.  The total purchase price of the transaction is remains $35,000,000.

Item 9.01

Financial Statements and Exhibits

High Plains Gas, Inc. includes by reference the following exhibits:

No.

Description

10.1

Amendment No. 9 to the Purchase and Sale Agreement between J.M. Huber Corporation and High Plains Gas, Inc. dated and effective as of June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Plains Gas, Inc.

Date: June 30, 2011

By:

\s\ Brent Cook

Name:

Brent Cook

Title:

Chief Executive Officer

Principal Executive Officer

Date: June 30, 2011

By:

\s\ Joseph Hettinger

Name:

Joseph Hettinger

Title:

Chief Financial Officer and Director

Principal Financial Officer